EXHIBIT 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS AND INVESTORS SHOULD NOT SUBSCRIBE FOR OR PURCHASE ANY SECURITIES REFERRED TO IN THIS ANNOUNCEMENT EXCEPT ON THE BASIS OF INFORMATION TO BE CONTAINED IN THE PROSPECTUS EXPECTED TO BE PUBLISHED BY SHIRE LIMITED IN CONNECTION WITH THE PROPOSED SCHEME.  THE PROSPECTUS WILL BE PUBLISHED AND MADE AVAILABLE ON SHIRE’S WEBSITE AND WILL BE AVAILABLE FOR INSPECTION AT THE UK LISTING AUTHORITY’S DOCUMENT VIEWING FACILITY

SHIRE TO INTRODUCE A NEW UK LISTED HOLDING COMPANY

Basingstoke, UK and Philadelphia, US – 15 April 2008 – Shire plc (“Shire”) (LSE: SHP, NASDAQ: SHPGY) announces a proposed Court sanctioned scheme of arrangement relating to the corporate structure and organisation of Shire, including the creation of a new UK listed, Jersey incorporated holding company for the group (the “Proposals”).

The Proposals will not result in any changes in the day to day conduct of Shire’s business, its strategy or dividend policy. The new holding company will have its primary listing on the London Stock Exchange (“LSE”) and its American Depositary Shares (“ADS”) will be traded on NASDAQ.  It is not planned that the Proposals will result in any job losses or relocation of existing Shire personnel out of the UK.

Through a series of transactions over the last ten years, the Shire group’s business has been transformed, from a primarily UK business to an international business, with the vast majority of its revenues generated from outside the UK.  Shire has concluded that its business and its shareholders would be better served by having an international holding company with a group structure that is designed to help protect the group’s taxation position, and better facilitate the group’s financial management.  The Directors believe that the most appropriate structure is for the new group parent company to be tax-resident in the Republic of Ireland.

The new holding company, which is to be called Shire Limited, will have the same Board and management team as Shire and there will be no substantive changes to corporate governance and investor protection measures. As is the case for Shire, Shire Limited will have its primary listing on the London Stock Exchange and, upon listing, will be included in FTSE’s UK Index Series.  Shire Limited also intends that its American Depositary Shares will be traded on NASDAQ, in place of Shire’s existing ADS program.

Annual General Meeting

Assuming the Scheme becomes effective, this year's annual general meeting for the Shire group will be an annual general meeting of Shire Limited which is expected to be held in September.

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Terms of the Scheme

Under the terms of a scheme of arrangement pursuant to sections 895 to 899 of the UK Companies Act 2006 (the “Scheme”), Shire Limited will issue Shire Limited ordinary shares to holders of Shire ordinary shares on a one-for-one basis.  The Proposals do not involve any payment for the new ordinary shares.

The effect of the Proposals will therefore be as follows:

•	Shire will become a subsidiary of Shire Limited (Shire Limited will be listed on the LSE in Shire’s place);

•	each Shire ordinary shareholder will own an identical number of new ordinary shares in Shire Limited as was owned in Shire; and

•	Shire Limited’s share capital will subsequently be reduced by a Jersey Court process to create distributable reserves.

It is expected that a Circular setting out full details of the Proposals will be sent to shareholders tomorrow, 16th April 2008. A prospectus in relation to Shire Limited (the “Prospectus”) will also be published and both documents will be available on Shire’s website, www.shire.com.

ADS Holders

The ordinary shares underlying Shire ADSs will participate in the Scheme, if approved, like all other ordinary shares in Shire.  In conjunction with the Scheme, Shire ADSs will become Shire Limited ADSs on a one-for-one basis, without any action being required on the part of Shire ADS holders, and with each Shire Limited ADS representing three ordinary shares in Shire Limited.  The Proposals do not involve any payment for the new ADSs.  It is intended that the Shire Limited ADSs will be traded on NASDAQ in place of the Shire ADSs.

Income Access Share Arrangements

Shire Limited intends to put into place, after completion of the Scheme and subject to the passing of a board resolution by Shire Limited, income access share arrangements.

If these arrangements are adopted, then for so long as they remain in operation:

•
Shire Limited ordinary shareholders, other than ADS holders, will be able to choose whether they receive their dividends from a company resident for tax purposes in the UK (i.e. Shire) or from a company resident for tax purposes in the Republic of Ireland (i.e. Shire Limited);

•	The ADS depositary will be required to elect on behalf of all holders of Shire Limited ADSs to receive their dividends from a company resident for tax purposes in the UK (i.e. Shire);

•
Shire Limited ordinary shareholders who hold 25,000 or fewer Shire Limited ordinary shares at the time the Scheme becomes effective, and who do not make a contrary election, will be deemed to have elected to receive their dividends from a company resident for tax purposes in the UK (i.e. Shire); and

•
Shire Limited ordinary shareholders who acquire their Shire Limited ordinary shares after the Scheme becomes effective, who hold 25,000 or fewer Shire Limited ordinary shares on the first dividend record date after they become Shire Limited ordinary shareholders and who do not make a contrary election, will be deemed to have elected to receive their dividends from a company resident for tax purposes in the UK (i.e. Shire).

Issuer Substitution under Shire’s Convertible Bonds

In connection with the Scheme, Shire Limited will be substituted in place of Shire, with effect from immediately prior to the Scheme becoming effective, as principal obligor under the US$1,100 million

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2.75 per cent. convertible bonds due 2014 originally issued by Shire on 9 May 2007. On and from such substitution, the bonds will be convertible into ordinary shares of Shire Limited.

Conditions to the Implementation of the Proposals

The Scheme will require the approval of Shire ordinary shareholders at a shareholder meeting to be convened at the direction of the High Court (the “Court Meeting”).  The approval required at the Court Meeting is a majority in number of Shire ordinary shareholders present and voting (whether in person or by proxy) representing not less than 75% in value of those Shire ordinary shareholders who vote at the meeting.

The Scheme will also require separate approval by not less than 75% of all Shire shareholders who vote (whether in person or by proxy) at an extraordinary general meeting of Shire (the “EGM”).

In addition to the approvals mentioned above, the Scheme will be conditional upon the sanction of the Scheme by the High Court.  The subsequent reduction of capital of Shire Limited will also require approval at a later hearing of the Royal Court of Jersey.

Expected Timetable of Key Events

3.00 p.m. (New York Time), 5th May	Latest time for receipt by ADS Depositary of voting instructions from Shire ADS holders for the Court Meeting and EGM
10.30 a.m. and 10.45 a.m. respectively, 7th May	Latest time for receipt of forms of proxy for the Court Meeting and EGM
10.30a.m. and 10.45 a.m. respectively, 9th May	The Court Meeting and EGM
22nd May	Last day of dealings in Shire ordinary shares
22nd May	Scheme Record Date
23rd May	Scheme Effective Date
23rd May
Delisting of Shire ordinary shares from the LSE, admission and listing of Shire Limited ordinary shares, commencement of dealings and crediting of Shire Limited ordinary shares in uncertificated form to CREST accounts

Within 10 Business Days after the Scheme Effective Date	Despatch of share certificates in respect of Shire Limited ordinary shares in certificated form.

This timetable is based on the Board’s expectations and may be subject to change.  Any changes to the timetable will be the subject of a further announcement.  Key dates relevant to the holders of Shire ADSs may differ from those above and will be set out in full in the Circular.

Morgan Stanley & Co. International plc is acting as sponsor to Shire Limited’s listing and as joint corporate broker. Deutsche Bank AG London is acting as joint corporate broker.

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For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe. Shire believes that a carefully selected portfolio of products with relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com

This announcement does not constitute an offer or invitation to purchase securities.

Morgan Stanley & Co International plc is acting for Shire and Shire Limited and no one else in connection with the Proposals and will not be responsible to anyone other than Shire and Shire Limited for the protections afforded to its clients or for providing advice in relation to the Proposals or the content of this announcement.

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN INVITATION OR OFFER TO SELL OR THE SOLICITATION OF AN INVITATION OR OFFER TO BUY ANY SECURITY.  NONE OF THE SECURITIES REFERRED TO IN THIS ANNOUNCEMENT SHALL BE SOLD, ISSUED, EXCHANGED OR TRANSFERRED IN ANY JURISDICTION IN CONTRAVENTION OF APPLICABLE LAWS.

NOTICE TO UNITED STATES RESIDENTS
This announcement is not an offer of securities in the United States.

The Shire Limited ordinary shares to be issued in connection with the Proposals will not be, and are not required to be, registered with the US Securities and Exchange Commission under the US Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(10) thereof.

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research; product development including, but not limited to, the successful development of JUVISTA® (Human TGFβ3) and velaglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of VYVANSE™(lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products including, but not limited to, the impact of those on Shire’s ADHD franchise; patents including, but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval including, but not limited to, the expected product approval date

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of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

Registered in England 5492592  Registered Office as above